                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM 8-K/A
                                 Amendment No. 1


                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported) October 17, 2007

                                ERF Wireless Inc.
                                -----------------
             (Exact name of registrant as specified in its charter)


          Nevada                                              76-0196431
          ------                                              ----------
(State or other jurisdiction                                 (IRS Employer
    of incorporation)                                     Identification Number)

                                    000-27467
                                    ---------
                            (Commission File Number)

         2911 South Shore Boulevard, Suite 100, League City, Texas 77573
         ---------------------------------------------------------------
               (Address of principal executive offices) (Zip Code)

                                 (281) 538-2101
                                 --------------
              (Registrant's telephone number, including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01. COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On October 17, 2007, ERFW completed the purchase of substantially all the assets from Momentum Online Internet Services, Inc., and Momentum Online Computer Services, Inc. (the "Business"). The assets purchased include substantially all of the assets associated with the Internet operations of Momentum including the current customer base, inventory, equipment, contract rights, vehicles, Internet address space, general intangibles and wireless broadband equipment infrastructure comprising the network that covers approximately 3,200 square miles in a geographic area covering five counties in Central Texas, including Llano, Burnet, Gillespie, Blanco and Comal counties.

The asset purchase agreement required ERFW to pay aggregate consideration of $1,200,000 plus the assumption of certain operating liabilities. These liabilities include all of the liabilities: (i) arising in connection with the operation of the Business by the Subsidiary after the Closing date, (ii) arising after the Closing date in connection with the performance by the Subsidiary of the contracts and agreements associated with the Business assigned to Subsidiary, including the ISP Subscriber Contracts, office lease and utilities in effect pertaining to the Business, equipment and tower leases, and the Equipment Purchase, Monitoring and Maintenance Agreements in existence with customers, (iii) accounts payable outstanding or accrued as of the closing date as limited and subject to the adjustments set forth in section 1.7 - Adjustments to Purchase Price, (iv) the $122,127.59 Blanco National Bank note # 11073 (3-year amortization), and (v) the Century Van and truck note(s) for $11,923. At the time of the transaction, there were no material relationships between the Seller and ERFW or any of its affiliates, or any director or officer of ERFW, or any associate of any such officer or director.

The sole purpose of this Amendment 1 to Form 8-K dated October 23, 2007, is to file such required financial information in accordance with item 9.01.

ITEM 9.01 FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED. See Item 9.01(a) attached herewith.

     EXHIBIT 99.1 - Audited Financial Statements of Momentum Online Computer Services, Inc. For the years ended December 31, 2006 and 2005 and Unaudited Financial Statements of Momentum Online Computer Services, Inc., for the nine months ended September 30, 2007

(b) PRO FORMA FINANCIAL INFORMATION. See Item 9.01(b) attached herewith

     EXHIBIT 99.3 - Pro Forma Consolidated Balance Sheets for ERFW and Momentum Online Computer Services, Inc., at September 30, 2007; Pro Forma Statements of Operations for ERFW and Momentum Online Computer Services, Inc., for the nine months ended September 30, 2007, and Pro Forma Statements of Operations for ERFW and Momentum Online Computer Services, Inc., for the year ended December 31, 2006.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 28, 2007




                                /s/ H. Dean Cubley
                                -------------------------------
                                H. Dean Cubley
                                Chief Executive Officer
                                (Principal Executive Officer)

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
             -------------------------------------------------------

To the Board of Directors of
Momentum Online Computer Services, Inc.
Blanco, Texas


We have audited the accompanying balance sheet of Momentum Online Computer Services, Inc. (the "Company") as of December 31, 2006, and the related statements of operations, shareholders' deficit, and cash flows for each of the years in the two-year period ended December 31, 2006. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Momentum Online Computer Services, Inc. as of December 31, 2006, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2006 in conformity with accounting principles generally accepted in the United States of America.


/s/ LBB & Associates Ltd., LLP
LBB & Associates Ltd., LLP

Houston, Texas
December 12, 2007

                         PART I - FINANCIAL INFORMATION

                          ITEM 1. FINANCIAL STATEMENTS

                       MOMENTUM ONLINE COMPUTER SERVICES, INC.
                                    BALANCE SHEETS
                      SEPTEMBER 30, 2007, AND DECEMBER 31, 2006
                          ($ in thousands except share data)


                                                        September 30,   December 31,
                                                            2007            2006
                                                        (Unaudited)      (Audited)
                                                        ------------    ------------
                                        ASSETS

CURRENT ASSETS
  Cash and cash equivalents                             $         21    $          7
  Accounts receivable                                             66              80
  Allowance for doubtful accounts                                (12)            (12)
        Inventories                                                8               4
                                                        ------------    ------------
Total current assets                                              83              79
                                                        ------------    ------------

PROPERTY AND EQUIPMENT
  Computers                                                       24              21
  Operating equipment                                            716             443
  Vehicles                                                       100              84
  Furniture and fixtures                                          11              11
  Less accumulated depreciation                                 (418)           (296)
                                                        ------------    ------------
        Total property and equipment                             433             263
                                                        ------------    ------------

OTHER ASSETS                                                      46              31
                                                        ------------    ------------
TOTAL ASSETS                                            $        562    $        373
                                                        ============    ============

                      LIABILITIES AND SHAREHOLDERS' DEFICIT

CURRENT LIABILITIES:
  Accounts payable                                      $        165    $        164
  Accrued expenses                                                48              31
  Notes payable and current portion of long-term debt             49              63
  Capital lease current portion of long-term debt                149              65
  Deferred revenue                                                47              47
                                                        ------------    ------------
        Total current liabilities                                458             370
                                                        ------------    ------------

  Advances payable related party                                  77             123
  Notes payable long-term debt                                    98             101
  Capital lease long-term debt                                   227             120
                                                        ------------    ------------
        Total long-term  liabilities                             402             344
                                                        ------------    ------------

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' DEFICIT:
  Common stock - $1.00 par value
    Authorized 10,000 shares
    Issued and outstanding at September 30, 2007 and
     at December 31, 2006 respectively 10,000 and 10,000          10              10
  Additional paid in capital                                      --              --
  Accumulated deficit                                           (308)           (351)
                                                        ------------    ------------
        Total shareholders' deficit                             (298)           (341)
                                                        ------------    ------------

Total liabilities and shareholders' deficit             $        562    $        373
                                                        ============    ============


See accompanying notes to financial statements.

                                          1


                             MOMENTUM ONLINE COMPUTER SERVICES, INC.
                                     STATEMENTS OF OPERATIONS
                      FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2007 AND 2006,
                            AND YEARS ENDED DECEMBER 31, 2006 AND 2005
                      ($ in thousands except share data and loss per share)

                                        September 30,  September 30,  December 31,   December 31,
                                            2007          2006           2006           2005
                                        (Unaudited)    (Unaudited)     (Audited)      (Audited)
                                        -----------    -----------    -----------    -----------
SALES:
  Products                              $        49    $        80    $       103    $        77
  Services                                      850            772          1,016          1,124
                                        -----------    -----------    -----------    -----------
TOTAL SALES                                     899            852          1,119          1,201
                                        -----------    -----------    -----------    -----------

COSTS OF GOODS SOLD:
  Products and integration services             236            226            299            415
  Rent, repairs and maintenance                  34             23             32             26
  Salary and related cost                        23             53             61             31
  Depreciation                                  107             47             66             84
                                        -----------    -----------    -----------    -----------
TOTAL COSTS OF GOODS SOLD                       400            349            458            556
                                        -----------    -----------    -----------    -----------
GROSS PROFIT                                    499            503            661            645
                                        -----------    -----------    -----------    -----------

OPERATING EXPENSES:
  Selling, general and administrative           396            432            556            832
  Depreciation                                   14             16             21             24
                                        -----------    -----------    -----------    -----------
TOTAL OPERATING EXPENSES                        410            448            577            856
                                        -----------    -----------    -----------    -----------

LOSS FROM OPERATIONS                             89             55             84           (211)
                                        -----------    -----------    -----------    -----------

OTHER INCOME/(EXPENSES):
  Interest expense                              (51)           (18)           (26)           (17)
  Other income                                    5             (4)            (4)            10
  Loss on sale of assets                         --             --             --             (3)
                                        -----------    -----------    -----------    -----------
TOTAL OTHER INCOME (EXPENSE)                    (46)           (22)           (30)           (10)
                                        -----------    -----------    -----------    -----------

NET INCOME (LOSS)                       $        43    $        33    $        54    $      (221)
                                        ===========    ===========    ===========    ===========


See accompanying notes to financial statements.


                                                           2

                                  MOMENTUM ONLINE COMPUTER SERVICES, INC.
                                    STATEMENTS OF SHAREHOLDERS' DEFICIT
                           FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2007 AND 2006,
                                 AND YEARS ENDED DECEMBER 31, 2006 AND 2005
                                              ($ in thousands)


                                                Common Stock         Additional                   Total
                                           -----------------------    Paid in      Retained    Shareholders'
                                             Shares       Value       Capital      Earnings       Deficit
                                           ----------   ----------   ----------   ----------    ----------

TOTAL SHAREHOLDERS' DEFICIT
   AS OF DECEMBER 31, 2004                     10,000   $       10   $       --   $     (184)         (174)
                                           ----------   ----------   ----------   ----------    ----------

Net loss                                           --           --           --         (221)         (221)

TOTAL SHAREHOLDERS' DEFICIT
   AS OF DECEMBER 31, 2005                     10,000           10           --         (405)         (395)
                                           ----------   ----------   ----------   ----------    ----------

Net Income                                         --           --           --           54            54

TOTAL SHAREHOLDERS' DEFICIT
   AS OF DECEMBER 31, 2006                     10,000           10           --         (351)         (341)
                                           ----------   ----------   ----------   ----------    ----------

Net Income                                         --           --           --           43            43

TOTAL SHAREHOLDERS' DEFICIT
   AS OF SEPTEMBER 30,  2007 (UNAUDITED)       10,000   $       10   $       --   $     (308)   $     (298)
                                           ==========   ==========   ==========   ==========    ==========

See accompanying notes to financial statements.



                                                     3

                                           MOMENTUM ONLINE COMPUTER SERVICES, INC.
                                                  STATEMENTS OF CASH FLOWS
                                   FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2007 AND 2006,
                                         AND YEARS ENDED DECEMBER 31, 2006 AND 2005
                                                      ($ in thousands)

                                                           September 30,    September 30,     December 31,     December 31,
                                                               2007             2006             2006              2005
                                                           -------------    -------------    -------------    -------------
                                                            (Unaudited)      (Unaudited)       (Audited)         (Audited)

CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)                                          $          43    $          33    $          54    $        (221)
                                                           -------------    -------------    -------------    -------------

Adjustments to reconcile net loss to net cash
 used by operating activities:
    Depreciation and amortization                                    121               63               87              108
    Provision for bad debt expense                                    --               --               --               12
    Decrease (increase) in accounts receivable, net                   14              (21)             (15)              56
    (Increase) decrease in inventories                                (4)               4               --               26
    Increase (decrease) in accounts payable                            1              (31)             (17)             (17)
    Increase (decrease) in accrued expenses                           18                5              (13)              18
    Increase (decrease) in deferred revenue                           --               --               --               (9)
                                                           -------------    -------------    -------------    -------------
        Total Adjustment                                             150               20               42              194
                                                           -------------    -------------    -------------    -------------
NET CASH PROVIDED BY OPERATING ACTIVITIES                            193               53               96              (27)
                                                           -------------    -------------    -------------    -------------

CASH FLOWS FROM INVESTING ACTIVITIES
  Purchase of property and equipment                                  (6)             (19)             (20)             (56)
  (Increase) in other assets                                         (15)             (14)             (21)              --
                                                           -------------    -------------    -------------    -------------
NET CASH USED BY INVESTING ACTIVITIES                                (21)             (33)             (41)             (56)
                                                           -------------    -------------    -------------    -------------

CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from financing agreements                                 122               30               30              157
  Proceeds from related parties                                       --               --               --               24
  Payment of debt obligations                                       (153)             (35)             (45)            (117)
  Payment on capital lease obligations                               (81)             (14)             (27)              --
  Payment on related party obligations                               (46)              (6)             (23)              --
                                                           -------------    -------------    -------------    -------------
NET CASH USED BY FINANCING ACTIVITIES                               (158)             (25)             (65)              64
                                                           -------------    -------------    -------------    -------------

NET INCREASE (DECREASE) IN CASH                                       14               (5)             (10)             (19)
CASH AND CASH EQUIVALENTS AT THE BEGINNING OF THE PERIOD               7               17               17               36
                                                           -------------    -------------    -------------    -------------
CASH AND CASH EQUIVALENTS AT THE END OF THE PERIOD         $          21    $          12    $           7    $          17
                                                           =============    =============    =============    =============

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Net cash paid during the year for:
  Interest                                                 $          51    $          18    $          26    $          17
  Income taxes                                             $          --    $          --    $          --    $          --



See accompanying notes to financial statements.

                                                              4

                     MOMENTUM ONLINE COMPUTER SERVICES, INC.
                        NOTES TO THE FINANCIAL STATEMENTS


NOTE 1 - BASIS OF PRESENTATION

NATURE OF THE COMPANY

MOMENTUM ONLINE COMPUTER SERVICES, INC. (the Company), is a wireless internet service provider ("WISP") that services residential and business users that encompass a geographic area covering five counties or approximately 3,200 square miles in Central Texas.

BASIS OF ACCOUNTING

The Company maintains its accounts on the accrual method of accounting in accordance with accounting principles generally accepted in the United States of America. The accompanying financial statements of MOMENTUM ONLINE COMPUTER SERVICES, INC. have been prepared in accordance with accounting principles generally accepted in the United States of America. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the interim periods presented have been reflected herein. The results of operations for interim periods are not necessarily indicative of the results to be expected for the full year.

USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the balance sheet. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

Cash and cash equivalents include cash and all highly liquid financial instruments with original purchased maturities of three months or less.

ASSETS HELD UNDER CAPITAL LEASES

Assets held under capital leases are recorded at the lower of the net present value of the minimum lease payments for the fair value of the leased asset at the inception of the lease. Amortization expense is computed using the straight-line method over the shorter of the estimated useful lives of the assets or the period of the related lease.

ALLOWANCE FOR DOUBTFUL ACCOUNTS

Earnings are charged with a provision for doubtful accounts based on a current review of collectibility of accounts receivable. Accounts deemed uncollectible are applied against the allowance for doubtful accounts.

DEFERRED REVENUES

Revenues that are billed in advance of services being completed are deferred until the conclusion of the period of the service for which the advance billing relates. Deferred revenues are included on the balance sheet as a current liability until the service is performed and then recognized in the period in which the service is completed. The Company's deferred revenues consist of billings in advance of services being rendered for its wireless broadband customers which, are deferred and recognized monthly as earned. The Company had deferred revenues of $47,000 as of September 30, 2007, and $47,000 as December 31, 2006.

INVENTORIES

Inventories are valued at the lower of cost or market. The cost is determined by using the Average Cost method. Inventories consist of table radios for wireless transmission and related parts. The company had inventories of $8,000 and $ 4,000 as of September 30, 2007, and December 31, 2006, respectively.

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost less accumulated depreciation. Major renewals and improvements are capitalized; minor replacements, maintenance and repairs are charged to current operations. Depreciation is computed by applying the double declining balance and straight-line over the estimated useful lives which are generally three to seven years.

                     MOMENTUM ONLINE COMPUTER SERVICES, INC.
                        NOTES TO THE FINANCIAL STATEMENTS


Impairment losses are recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount. No impairment losses have been recorded since inception.

Depreciation expense was approximately $121,000 and $63,000 for the nine months ended September 30, 2007 and 2006, respectively, and $87,000 and $108,000 for twelve months ended December 31, 2006 and 2005, respectively.


LONG-LIVED ASSETS

We review our long-lived assets, which include intangible assets subject to amortization, for recoverability whenever events or changes in circumstances indicate that the carrying amount of such long-lived asset or group of long-lived assets (collectively referred to as "the asset") may not be recoverable. Such circumstances include, but are not limited to:

       o      a significant decrease in the market price of the asset;

       o a significant change in the extent or manner in which the asset is being used;

       o a significant change in the business climate that could affect the value of the asset;

       o a current period loss combined with projection of continuing loss associated with use of the asset;

       o a current expectation that, more likely than not, the asset will be sold or otherwise disposed of before the end of its previously estimated useful life.

We continually evaluate whether such events and circumstances have occurred. When such events or circumstances exist, the recoverability of the asset's carrying value shall be determined by estimating the undiscounted future cash flows (cash inflows less associated cash outflows) that are directly associated with and that are expected to arise as a direct result of the use and eventual disposition of the asset. To date, no such impairment has occurred. To the extent such events or circumstances occur that could affect the recoverability of our long-lived assets, we may incur charges for impairment in the future.


REVENUE RECOGNITION

The Company's revenue is generated primarily from the sale of wireless communications products and services including providing high-speed wireless broadband Internet services. The Company recognizes revenue when persuasive evidence of an arrangement exists, delivery has occurred, the sales price is fixed or determinable, and collectibility is probable.

The Company recognizes product sales generally at the time the product is shipped. Concurrent with the recognition of revenue, the Company provides for the estimated cost of product warranties and reduces revenue for estimated product returns. Sales incentives are generally classified as a reduction of revenue and are recognized at the later of when revenue is recognized or when the incentive is offered. Shipping and handling costs are included in cost of goods sold.

The Company primarily derives its revenues from providing high-speed wireless broadband Internet services. The Company recognizes revenue from these services in the period in which subscribers use the related service.


INCOME TAXES-S CORPORATION

The Company, with the consent of its shareholders, has elected under the Internal Revenue Code to be an S corporation. In lieu of corporation income taxes, the shareholders of an S corporation are taxed on their proportionate share of the Company's taxable income. Therefore, no provision or liability for federal income taxes has been included in the financial statements.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company's financial instruments consist of cash and cash equivalents, inventory, accounts receivable and debt. The carrying amount of these financial instruments approximates fair value due either to length of maturity or interest rates that approximate prevailing market rates unless otherwise disclosed in these consolidated financial statements.

                     MOMENTUM ONLINE COMPUTER SERVICES, INC.
                        NOTES TO THE FINANCIAL STATEMENTS


RECENT ACCOUNTING PRONOUNCEMENTS

In November 2004, the FASB ratified the consensus reached by the Emerging Issues Task Force ("EITF"), on Issue No. 03-13. "Applying the Conditions in Paragraph 42 of FASB Statement No. 144 on Determining Whether to Report Discontinued Operations." The Issue provides a model to assist in evaluating (a) which cash flows should be considered in the determination of whether cash flows of the disposal component have been or will be eliminated from the ongoing operations of the entity and (b) the types of continuing involvement that constitute significant continuing involvement in the operations of the disposal component. Should significant continuing ongoing involvement exist, then the disposal component shall be reported in the results of continuing operations or the consolidated statements of operations and cash flows. We are currently evaluating the premises of EITF No. 03-13 and will adopt it as required.

In September 2006, the Financial Accounting Standards Board ("FASB") issued SFAS No. 157, Fair Value Measurements. SFAS No. 157 defines fair value, establishes a framework for measuring fair value in GAAP, and expands disclosures about fair value measurements. This statement is effective for financial statements issued for fiscal years beginning after November 15, 2007. Management is currently evaluating the impact SFAS No. 157 will have on the Company's financial position, results of operations, and cash flows.

In February 2007, the FASB issued SFAS No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities - including an amendment of FASB statement No. 115." This Statement permits all entities to choose, at specified election dates, to measure eligible items at fair value (the "fair value option"). A business entity shall report unrealized gains and losses on items for which the fair value option has been elected in earnings (or another performance indicator if the business entity does not report earnings) at each subsequent reporting date. Upfront costs and fees related to items for which the fair value option is elected shall be recognized in earnings as incurred and not deferred. If an entity elects the fair value option for a held-to-maturity or available-for-sale security in conjunction with the adoption of this Statement, that security shall be reported as a trading security under Statement 115, but the accounting for a transfer to the trading category under paragraph 15(b) of Statement 115 does not apply. Electing the fair value option for an existing held-to-maturity security will not call into question the intent of an entity to hold other debt securities to maturity in the future. This statement is effective as of the first fiscal year that begins after November 15, 2007. The Company is currently analyzing the effects SFAS 159 will have on the Company's financial condition and results of operations.

NOTE 2 - NOTES PAYABLE, LONG-TERM DEBT AND CAPITAL LEASES

                                                                                                            (000,s)
                                                                                                      September 30,  December 31,
                                              Terms                      Maturity Date  Interest Rate     2007           2006
                               -------------------------------------     -------------  ------------- -------------  ------------
Blanco National Bank           $3,241 / Month including interest         March-10          8.75%      $           -  $        107
Blanco National Bank           $392 / Month including interest           March-07          8.50%                  -             1
Blanco National Bank           $3,913 / Month including interest         August-10         9.50%                116             -
Century Van and Trucks         $517 / Month including interest           September-09      13.97%                11             -
Blanco National Bank LOC        1 year / Quarterly interest (See below)  July-07           10.25%                 -            30
Balboa Lease                   $208 / Month including interest           June-10           21.41%                 5             -
Varilease                      $967 / Month including interest           March-08          17.22%                 5            13
Agility Capital Lease          Various - see capital lease footnote      Various           18.82%               366           172
Toyota Motor Credit            $648 / Month including interest           June-10           3.90%                 20            26
                                                                                                      -------------  ------------
Total debt                                                                                                      523           349
                                                                                                      -------------  ------------

Less current maturities                                                                                         198           128
                                                                                                      -------------  ------------

Long-term debt                                                                                        $         325  $        221
                                                                                                      =============  ============


The gross maturities of these debts as of September 30, 2007, are $48,000, $203,000, $203,000 and $69,000 for the years ended December 31, 2007, 2008, 2009 and 2010, respectively.

                     MOMENTUM ONLINE COMPUTER SERVICES, INC.
                        NOTES TO THE FINANCIAL STATEMENTS

In March 2005, the company financed an 8.75% installment note to a Blanco National bank, secured by operating equipment, payable in monthly installments of $3,241 including interest and is guaranteed by a shareholder. The note was repaid during 2007.

In March 2004, the company financed an 8.50% installment note to a Blanco National bank, secured by operating equipment, payable in monthly installments of $392 including interest and is guaranteed by a shareholder. The note was repaid during 2007.

In September 2007, the company financed a 9.50% installment note to a Blanco National bank, secured by operating equipment, payable in monthly installments of $3,913 including interest and is guaranteed by a shareholder.

In September 2007, the company financed a 13.97% installment note to Century Van and Trucks, secured by the vehicle, payable in monthly installments of $517 including interest and is guaranteed by a shareholder.

In July 2007, the company entered into a Letter of Credit of $30,000 to Blanco National Bank to construct wireless network towers for a banking center. The Letter of Credit is due and payable within one year from the date of the note with interest at 10.25% and is guaranteed by a shareholder. The note was repaid during 2007.

In July 2005, the company financed a 3.9% installment note to a Toyota Motor Credit, secured by the vehicle, payable in monthly installments of $648 including interest and is guaranteed by a shareholder.

CAPITAL LEASES

During May 2006, Momentum Online Computer Services, Inc., entered into a master lease agreement with Agility Lease Fund I, LLC, to fund up to $200,000 in equipment financing, which was subsequently increased in February 2007 an additional $300,000 to a total of $500, 000. Each draw under this agreement will be treated as a separate capital lease to be repaid over 36 months with an effective interest rate of 18%. Included in property and equipment at September 30, 2007, and December 31, 2006 respectively, is $354,000 and $171,000 capitalized equipment, net of amortization. The amount of depreciation at September 30, 2007 and December 31, 2006 respectively, is $88,242 and $26,683 of capitalized equipment. The equipment is the primary collateral securing the financing with a guarantee of repayment by Momentum Online Computer Services, Inc.

The following is a schedule by years of future minimum lease payments under capital leases together with the present value of the net minimum lease payments as of September 30, 2007, and December 31, 2006 (in thousands):


                                                   September 30,  December 31,
                                                        2007          2006
                                                   -------------  ------------
2007                                               $          53  $        101
2008                                                         204            80
2009                                                         171            53
2010                                                          39            --
2011                                                          --            --
                                                   -------------  ------------
Total minimum lease payments                       $         467  $        234
                                                   -------------  ------------
Less amount representing interest                            (91)          (49)
Present value of net minimum lease payments                  376           185
Current maturities of capital lease obligations             (149)          (65)
                                                   -------------  ------------
Long-term portion of capital lease obligations     $         227  $        120
                                                   =============  ============


NOTE 3 - COMMITMENTS AND CONTINGENCIES

LEASES AND LICENSE AGREEMENTS

For the nine months ended September 30, 2007, and year ended December 31, 2006, rental expenses of approximately $33,540 and $34,002, respectively, were incurred. The Company accounts for rent expense under leases that provide for escalating rentals over the related lease term on a straight-line method. The Company occupies office and tower facilities under several non-cancelable operating lease agreements expiring at various dates through September 2012 and requiring payment of property taxes, insurance, maintenance and utilities.

                     MOMENTUM ONLINE COMPUTER SERVICES, INC.
                        NOTES TO THE FINANCIAL STATEMENTS

Future minimum lease payments under non-cancelable operating leases at September 30, 2007, and December 31, 2006 were as follows:

Period Ending         September 30,   December 31,
December 31,              2007            2006
--------------------------------------------------
      2007            $     14,793    $    55,663
      2008                  55,221         46,234
      2009                  52,131         43,839
      2010                  48,362         41,080
      2011                  45,087          7,344
      2012                  14,232             --
                      ------------    -----------
      Total           $    229,826    $   194,160
                      ============    ===========


NOTE 4 - RELATED PARTY

In November 2003, the Company received an advance loan from Robert McClung, CEO non-interest bearing in the amount of $79,000 with $25,000 amount remaining to be paid as of September 30, 2007.

In November 2003, the Company received an advance loan from Pat McClung non-interest bearing in the amount of $54,000 with $52,000 amount remaining to be paid as of September 30, 2007.

                               ERF WIRELESS, INC.
             INTRODUCTION TO UNAUDITED PRO FORMA CONDENSED COMBINED
                              FINANCIAL STATEMENTS

The following unaudited pro forma combined financial statements are based on the historical financial statements of ERF Wireless, Inc. and MOMENTUM ONLINE COMPUTER SERVICES, INC as described in the accompanying notes to the unaudited pro forma combined financial statements. We acquired Momentum on October 17, 2007.

The accompanying unaudited pro forma combined balance sheet is presented as if the acquisition of Momentum occurred on September 30, 2007. The unaudited pro forma combined statements of operations for the year ended December 31, 2006 and for the nine months ended September 30, 2007, are presented as if the acquisition of Momentum had occurred on January 1, 2005. All material adjustments to reflect the acquisition and the repayment of the borrowings under the amended credit facility are set forth in the column "Pro Forma Adjustments."

The pro forma data is for informational purposes only and may not necessarily reflect future results of operations or financial position or what the results of operations or financial position would have been had ERF Wireless, Inc. and Momentum been operating as combined entities for the periods presented. The unaudited pro forma combined financial statements should be read in conjunction historical financial statements, including the notes thereto, of ERF Wireless, Inc. included in our Form 10-KSB for the year ended December 31, 2006 filed on April 17, 2007, and the historical financial statements included elsewhere in the Form 8-K.

                                               PRO FORMA COMBINED BALANCE SHEET
                                                      SEPTEMBER 30, 2007
                                                       ($ in thousands)
                                                          (UNAUDITED)


                                                                    ERF Wireless     Momentum       Pro Forma            Pro Forma
                        ASSETS                                       (Registrant)    (Target)      Adjustments  Notes    Combined
                                                                     -----------    -----------    -----------  ------- -----------

CURRENT ASSETS
  Cash and cash equivalents                                          $       938    $        21    $        --          $       959
  Accounts receivable, net                                                   372             54             --                  426
  Inventories                                                                101              8             --                  109
  Cost and profit in excess of billings                                      100             --             --                  100
  Prepaid expenses and other                                                 395             --             --                  395
                                                                     -----------    -----------    -----------          -----------
        TOTAL CURRENT ASSETS                                               1,906             83             --                1,989
                                                                     -----------    -----------    -----------          -----------

PROPERTY AND EQUIPMENT
  Property and equipment                                                   1,633            851            (54) A             2,430
  Less accumulated depreciation                                             (398)          (418)           418                 (398)
                                                                     -----------    -----------    -----------          -----------
        TOTAL PROPERTY AND EQUIPMENT                                       1,235            433            364                2,032
                                                                     -----------    -----------    -----------          -----------

OTHER ASSETS
  Goodwill                                                                    --             --            356  B               356
  Intangible assets, net                                                     164             --            671  B               835
  Other assets                                                                27             46             --                   73
                                                                     -----------    -----------    -----------          -----------
TOTAL ASSETS                                                         $     3,332    $       562    $     1,391          $     5,285
                                                                     ===========    ===========    ===========          ===========

         LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
  Notes payable and current portion of long-term debt                $       296    $        49    $        70  C       $       415
  Capital lease current portion of long-term capital lease payable            84            149             --                  233
  Accounts payable                                                           462            165             --  C               627
  Accrued expenses                                                           662             48            (10) C               700
  Derivative liabilities                                                     352             --             --                  352
  Deferred liability lease                                                   169             --             --                  169
  Billing in excess of cost                                                  121             --             --                  121
  Deferred revenue                                                            16             47             --  C                63
                                                                     -----------    -----------    -----------          -----------
        TOTAL CURRENT LIABILITIES                                          2,162            458             60                2,680
                                                                     -----------    -----------    -----------          -----------

  Advances payable related party                                              --             77            (77) D                --
  Long-term debt, net of current portion                                   2,414             98            160  E             2,672
  Capital lease, net of current portion                                      407            227             --                  634
  Deferred liability lease                                                   517             --             --                  517
  Deferred revenue                                                            12             --             --                   12
                                                                     -----------    -----------    -----------          -----------
        TOTAL LONG-TERM LIABILITIES                                        3,350            402             83                3,835
                                                                     -----------    -----------    -----------          -----------

COMMITMENTS AND CONTINGENT LIABILITIES

SHAREHOLDERS' DEFICIT:
  Preferred stock                                                              3             --             --                    3
  Common stock                                                                53             10            (10) F                53
  Additional paid in capital                                              13,827             --            950  A,G          14,777
  Accumulated deficit                                                    (16,063)          (308)           308  F           (16,063)
                                                                     -----------    -----------    -----------          -----------
        TOTAL SHAREHOLDERS' DEFICIT                                       (2,180)          (298)         1,248               (1,230)
                                                                     -----------    -----------    -----------          -----------

TOTAL LIABILITIES AND SHAREHOLDERS' DEFICIT                          $     3,332    $       562    $     1,391          $     5,285
                                                                     ===========    ===========    ===========          ===========

See Notes to Unaudited Pro Forma Combined Financial Statements


                                                              11

                            PRO FORMA COMBINED STATEMENT OF OPERATIONS
                           FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2007
                           ($ in thousands, except for per share data)
                                           (UNAUDITED)

                                        ERF Wireless    Momentum       Pro Forma             Pro Forma
                                        (Registrant)    (Target)      Adjustments  Notes     Adjustments
                                        -----------    -----------    -----------  -------   -----------

SALES:
  Products                              $     1,657    $        49    $        --            $     1,706
  Services                                    2,391            850             --                  3,241
  Other                                         117             --             --                    117
                                        -----------    -----------    -----------            -----------
TOTAL SALES                                   4,165            899             --                  5,064
                                        -----------    -----------    -----------            -----------

COSTS OF GOODS SOLD:
  Products and integration services           1,736            236             --                  1,972
  Rent, repairs and maintenance                 138             34             --                    172
  Salary and related cost                       378             23             --                    401
  Depreciation                                  143            107             --                    250
  Other cost                                    302             --             --                    302
                                        -----------    -----------    -----------            -----------
TOTAL COSTS OF GOODS SOLD:                    2,697            400             --                  3,097
                                        -----------    -----------    -----------            -----------

Gross profit                                  1,468            499             --                  1,967
                                        -----------    -----------    -----------            -----------

Operating expenses:                              --
  Selling, general and administrative         4,465            396             --                  4,861
  Depreciation and amortization                 203             14            158  H                 375
                                        -----------    -----------    -----------            -----------

Total operating expense                       4,668            410            158                  5,236
                                        -----------    -----------    -----------            -----------

Loss from operations                         (3,200)            89           (158)                (3,269)
                                        -----------    -----------    -----------            -----------

OTHER INCOME/(EXPENSE):
  Interest income                                 1             --             --  I                   1
  Interest expense                             (903)           (51)             1                   (953)
  Other income                                   --              5             --                      5
  Gain (loss) on sale of assets                  (3)            --             --                     (3)
  Warrant expense                              (129)            --             --                   (129)
  Derivative (expense) income                  (202)            --             --                   (202)
                                        -----------    -----------    -----------            -----------
TOTAL OTHER INCOME (EXPENSE)                 (1,236)           (46)             1                 (1,281)
                                        -----------    -----------    -----------            -----------

NET LOSS                                $    (4,436)   $        43    $      (157)           $    (4,550)
                                        ===========    ===========    ===========            ===========

NET LOSS PER COMMON SHARE:
  Basic                                 $     (0.12)   $        --    $        --            $     (0.13)
  Diluted                               $     (0.12)   $        --    $        --            $     (0.13)

See Notes to Unaudited Pro Forma Combined Financial Statements


                                                12

                                           ERF WIRELESS, INC
                              PRO FORMA COMBINED STATEMENT OF OPERATIONS
                                 FOR THE YEAR ENDED DECEMBER 31, 2006
                              ($ in thousands, except for per share data)
                                              (UNAUDITED)


                                             ERF Wireless    Momentum       Pro Forma             Pro Forma
                                             (Registrant)    (Target)      Adjustments  Notes    Adjustments
                                             -----------    -----------    -----------  -------  -----------

SALES:
  Products                                   $     1,084    $       103    $        --           $     1,187
  Services                                           586          1,016             --                 1,602
  Other                                               46             --             --                    46
                                             -----------    -----------    -----------           -----------
TOTAL SALES                                        1,716          1,119             --                 2,835
                                             -----------    -----------    -----------           -----------

COSTS OF GOODS SOLD:
  Products and integration services                  993            299             --                 1,292
  Rent, repairs and maintenance                       67             32             --                    99
  Salary and related cost                             91             61             --                   152
  Depreciation                                        54             66             --                   120
  Other cost                                          59             --             --                    59
                                             -----------    -----------    -----------           -----------
TOTAL COSTS OF GOODS SOLD:                         1,264            458             --                 1,722
                                             -----------    -----------    -----------           -----------

Gross profit                                         452            661             --                 1,113
                                             -----------    -----------    -----------           -----------

Operating expenses:
  Selling, general and administrative              5,502            556             --                 6,058
  Depreciation and amortization                      254             21            213  J                488
                                             -----------    -----------    -----------           -----------

Total operating expense                            5,756            577            213                 6,546
                                             -----------    -----------    -----------           -----------

Loss from operations                              (5,304)            84           (213)               (5,433)
                                             -----------    -----------    -----------           -----------

OTHER INCOME/(EXPENSE):
  Interest income                                      5             --             --                     5
  Interest expense                                  (738)           (26)             1  K               (763)
  Loss on extinguishment of debt                     (48)            --             --                   (48)
  Other income                                        --             (4)            --                    (4)
  Warrant expense                                    (76)            --             --                   (76)
  Derivative (expense) income                        929             --             --                   929
                                             -----------    -----------    -----------           -----------
TOTAL OTHER INCOME (EXPENSE)                          72            (30)             1                    43
                                             -----------    -----------    -----------           -----------

NET LOSS                                     $    (5,232)   $        54    $      (212)          $    (5,390)
                                             ===========    ===========    ===========           ===========

Deemed dividend related to beneficial
    conversion feature of preferred stock           (130)            --             --                  (130)
                                             ===========    ===========    ===========           ===========

NET LOSS APPLICABLE TO COMMON SHAREHOLDERS   $    (5,362)   $        54    $      (212)          $    (5,520)
                                             ===========    ===========    ===========           ===========

NET LOSS PER COMMON SHARE:
  Basic                                      $     (0.37)   $        --    $        --           $     (0.38)
  Diluted                                    $     (0.37)   $        --    $        --           $     (0.38)

See Notes to Unaudited Pro Forma Combined Financial Statements


                                                  13

                                ERF WIRELESS, INC
                   NOTES TO THE UNAUDITED PRO FORMA CONDENSED
                        CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)

NOTE 1 - PURCHASE PRICE

On October 18, 2007, ERFW Wireless, Inc (ERFW) completed the purchase of assets from Momentum Online Computer Services Inc. under the Asset Purchase Agreement dated October 17, 2007. Under the Asset Purchase Agreement, ERFW acquired the wireless internet service provider ("WISP"), which includes all of the current customers and network infrastructure equipment of and approximately 33 tower locations. The acquisition will also increase the Company's footprint in central Texas and will lead to expansion of the Central Texas WiNet and US-BankNet System reaching 36 regional and community bank charters aggregating 462 branch locations. At the time of the transaction, there were no material relationships between the seller and ERFW or any of its affiliates, or any director or officer of ERFW, or any associate of any such officer or director. ERFW paid $1,200,000 in cash, notes and securities and assumed $250,000 in current liabilities and $503,000 in note payables.

The purchase price allocation is as follows (in thousands):

Cash                                          $        21
Accounts receivable                                    54
Inventory                                               8
Deposits                                               46
Property and equipment                                797
Goodwill                                              356
Identifiable intangible assets                        671
Accounts payable and accrued expenses                (203)
Deferred revenue                                      (47)
Capital leases                                       (376)
Note payable                                         (127)
                                              -----------
Total adjusted purchase price                 $     1,200
                                              ===========


The amount allocated to identifiable intangible assets was determined by the company's management. Other intangibles assets are being amortized over their useful life in accordance with the guidance contained in the Financial Accounting Standards Board ("FASB") Statement of Financial Accounting Standard No. 142 ("SFAS 142") "Goodwill and Other Intangible Assets".

Goodwill                                      $       356
Non-compete agreement                                  85
Customer relationships                                586
                                              -----------

Total identifiable intangible assets          $     1,027
                                              ===========

                                ERF WIRELESS, INC
                   NOTES TO THE UNAUDITED PRO FORMA CONDENSED
                        CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)


NOTE 2 - PRO FORMA ADJUSTMENTS TO THE COMBINE CONSOLIDATED FINANCIAL STATEMENTS

     PRO FORMA COMBINED BALANCE SHEET AT SEPTEMBER 30, 2007:

A. Property and equipment - to adjust Momentum property and equipment to estimated fair market value at acquisition and certain equipment not acquired.

B. Goodwill and Intangible assets - Momentum acquisition, to record the identifiable Goodwill and intangible assets acquired in the Momentum transaction.

C. Short-term liabilities and other accrued liabilities - to eliminate all Momentum short-term liabilities not assumed by ERF wireless Inc. and to record the short term portion $250,000 note in accordance under the asset purchase agreement. Also to adjust accrued liabilities acquired from Momentum to fair market value of liabilities acquired.

D. Advances payable related party - to eliminate related party payables not assumed by ERF wireless Inc.

E. Long-term liabilities - to eliminate all Momentum long-term liabilities not assumed by ERF Wireless Inc. and to record long-term portion $250,000 note in accordance under the asset purchase agreement.

F.       Stockholders' equity to eliminate all Momentum stockholders' equity.

G. Additional paid in capital - to record restricted stock issued for the acquisition of Momentum.

     PRO FORMA COMBINED STATEMENT OF OPERATIONS FOR NINE MONTHS ENDED SEPTEMBER 30, 2007:

H. Operating expense, depreciation and amortization expense - Increased by $168,000 related to the amortization of intangible assets from the Momentum acquisition reduced by $10,000 for certain equipment not acquired.

I. Interest expense - eliminate interest for debt not acquired by ERF Wireless Inc.

     PRO FORMA COMBINED STATEMENT OF OPERATIONS FOR YEAR ENDED DECEMBER 31,
2006:

J. Operating expense, depreciation and amortization expense - Increased by $224,000 related to the amortization of intangible assets from the Momentum acquisition reduced by $11,000 for certain equipment not acquired.

K. Interest expense - eliminate interest for debt and not acquired by ERF Wireless Inc.




                                       15